FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

         The First Amendment to Purchase and Sale Agreement (this or the "First Amendment") is made as of this 1st day of October, 1997 by and between TBC Kingsdale, Inc., a Massachusetts corporation ("Seller") and RRC Acquisitions, Inc., a Florida corporation ("Purchaser").

Background

         Reference is made to a certain purchase and sale agreement ("Original Purchase and Sale Agreement") with an Effective Date of September 19, 1997 and entered into between Seller and Purchaser. The Original Purchase and Sale Agreement was terminated by Purchaser pursuant to a letter dated September 30, 1997 (the "Termination Letter").

         The Original Purchase and Sale Agreement as modified by this First Amendment as may be further amended or modified from time to time as referred to herein as the "Purchase and Sale Agreement." Capitalized terms not otherwise defined herein shall have the meaning given such term in the Original Purchase and Sale Agreement.

         Purchaser and Seller have agreed to reinstate the Purchase and Sale Agreement and decrease the Purchase Price thereunder. In addition, as Purchaser has not completed its environmental testing which is part of the Purchaser's due diligence regarding the Property, Purchaser and Seller have agreed to extend the Approval Period for the limited purposes set forth in this First Amendment, subject to Seller's receipt of an additional Two Hundred Fifty Thousand Dollars ($250,000.00) deposit in good funds.

         For $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Reinstatement

         Notwithstanding the Termination Letter, the Original Purchase and Sale Agreement, as amended by this First Amendment, is hereby reinstated.

Amendment

         1. In Section 2.1, the words and numbers "SEVENTEEN MILLION SIX HUNDRED FIFTY THOUSAND DOLLARS ($17,650,000.00)" are deleted and the words and numbers "SEVENTEEN MILLION FIVE HUNDRED SEVENTY FIVE THOUSAND DOLLARS ($17,575,000.00)" are inserted in lieu thereof.

         2. In Section 3.1, the following subsection (e) is hereby inserted:

                  "(e) On or before 10:00 a.m. on October 2, 1997, the Purchaser shall (a) initiate a wire transfer to the Title Company, in accordance with wire transfer instructions provided by the Title Company, of an additional TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00), which amount shall be added to the Earnest Money previously delivered to the Title Company by the Purchaser pursuant to this Section 3; and (2) deliver evidence that such wire transfer has been initiated to Seller. Seller shall have the option of terminating this Agreement if (a) the wire transfer is not initiated or if evidence thereof is not received by the Seller at the time and in the manner as prescribed in this
         Section 3.1(e); or (b) if the full amount of the required additional Earnest Money is not timely and fully delivered to the Title Company on or before 2:00 p.m. on October 2, 1997."

         3. In Section 4.2, the date "September 30, 1997" is hereby deleted and the date "October 6, 1997" is hereby inserted in lieu thereof.

         4. Notwithstanding the foregoing, the Purchaser has waived the right to terminate the Purchase and Sale Agreement under Section 4.2 for any reason other than the environmental testing of the Property. Buyer hereby waives its right to terminate the Purchase and Sale Agreement pursuant to Section 4.2 for any reason other than if (a) the results of the additional environmental testing of the Property, to be performed on or before Friday, October 3, 1997, are unacceptable to Purchaser, in its sole discretion, or (b) if the Purchaser's additional environmental testing of the Property, to be performed on or before Friday, October 3, 1997, results in the Purchaser being unable to bind an environmental insurance policy acceptable to Purchaser, in its sole discretion, from Zurich American Insurance, as applied for on September __, 1997.

         5. The Closing Date, as defined in Section 6.1, shall be October 9, 1997. Notwithstanding the foregoing, all closing documents shall be delivered in escrow to the Title Company on or before October 8, 1997 so that the only remaining closing item is the funding of the Purchase Price.



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Ratification

         In all other respects the Purchase and Sale Agreement is ratified and confirmed and in full force and effect and is otherwise unaltered and unamended.

                                             TBC KINGSDALE, INC.


                                      By:    _________________________________


                                            RRC ACQUISITIONS, INC.


                                       By:    _________________________________